StarBase Corporation

                           Unit Subscription Agreement



                  THIS UNIT SUBSCRIPTION AGREEMENT dated as of January 8, 1998 by and between StarBase Corporation, a Delaware corporation (the "Company"), and ________, a __________ who resides in ________________ (the "Purchaser").


                              W I T N E S S E T H :


                  WHEREAS, the Company is offering to sell, upon the terms and subject to the conditions hereinafter set forth, 1,200,000 units (the "Units"), each Unit consisting of one share of the Company's Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock"), having the terms and provisions set forth in the certificate of designation to the Certificate of Incorporation of the Company, attached hereto as Exhibit A (the "Certificate of Designation"), with each share of Series D Preferred Stock convertible into a share or shares of common stock, par value $0.01 per share (the "Shares"), and one warrant to purchase 0.4166 share of Common Stock, substantially in the form of Exhibit B hereto (each, a "Warrant"); and

                  WHEREAS, the Purchaser desires to purchase, upon such terms and subject to such conditions, the number of Units set forth on the signature page hereof;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:


         1.       PURCHASE AND SALE OF UNITS

                  1.1      Issuance and Sale of Units

    Upon the terms and subject to the conditions of this Agreement, the Company shall sell to the Purchaser, and the Purchaser shall purchase from the Company, at a purchase price, in lawful money of the United States, of $1.25 per Unit, 1,200,000 Units set forth opposite the Purchaser's name on the signature page hereof for the aggregate purchase price set forth thereon (the "Purchase Price"). The Purchaser shall specify on the signature page hereof the address for any notices given hereunder. The offer and sale of the Units are being effected in accordance with and in reliance on the provisions of Regulation D under the United States Securities Act of 1933, as amended (the "Act") and subsections 35(1)5 and 72(1)(d) of the Ontario Securities Act.

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     The Units will be sold in two tranches of $750,000 each.  The first tranche will be funded on the Closing Date (as defined below) and the second tranche will be funded upon the second business day after the date (the "Additional
Closing   Date")  the   registration   statement  is  declared   effective  (the
"Registration Effective Date"). The second tranche will be subject to the following conditions, which may be waived by the Purchaser in its sole and absolute discretion (1) the daily trading value for the previous 20 days ending on the day prior to the Registration Effective Date is at least $30,000 and (2) the closing bid price has been at least $0.88 for each of the five previous trading days ending on the day prior to the Registration Effective Date.

                  1.2      Offering Expenses

     Of the Purchase Price so payable by the Purchaser, an amount, not in excess of $35,000, shall be applied to pay brokerage commissions, attorneys' fees and disbursements and other expenses incurred in connection with the offer and sale of the Units hereunder. The Purchaser shall pay the legal fees of its counsel, which fees shall not exceed $5,000 and shall be deducted from the Purchase Price to be paid on the first tranche.

                  1.3      Closing

     Promptly upon the execution and delivery of this Agreement by the Company and the Purchaser:

                           (a) the Purchaser shall deliver to Parker Chapin
Flattau & Klimpl, LLP, at 1211 Avenue of the Americas, New York, New York 10036-8735, U.S.A., Attention: Martin Eric Weisberg, Esq. (the "Closing Agent"),
(i) an executed copy of the Agreement (or a photocopy or other facsimile thereof) and (ii) payment of the Purchase Price for the first tranche less $5,000 for legal fees by wire transfer of immediately available funds to the account specified by the Closing Agent; and

                           (b) the Company shall deliver to the Closing Agent or
to such person as directed by the Closing Agent (i) certificates in denominations requested by the Purchaser registered in the name of the Purchaser or, if the Purchaser shall have designated a nominee, such nominee, representing the number of shares of Common Stock included within the Units purchased by the Purchaser hereunder (the "Certificates"), (ii) Warrants in denominations requested by the Purchaser to purchase shares of Common Stock, and (iii) the documents set forth in Section 5.5 hereof.

Promptly upon receipt of the funds and documents required so to be delivered (the date upon which all such funds and documents are actually received by the Closing Agent being hereinafter referred to as the "Closing Date"), the Closing Agent shall (a) deliver the Certificates, Warrants and the documents set forth in Sections 5.4 and 5.5. hereof to the Purchaser (or its nominee, if any), and
(b) pay over, as directed, the Purchase Price to the Company. Subject to the conditions set forth in Section 1.1, the provisions of this Section 1.3 shall apply mutatis mutandis to the second tranche funded on the Additional Closing Date.

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                  1.4      Registration

     The Common Stock issuable upon conversion of the Series D Preferred Stock and upon the exercise of the Warrants will be registered for resale no later than 90 days from the closing date pursuant to a registration statement on Form S-3. The registration statement is to be filed within 30 days of the closing date and shall be in a form reasonably satisfactory to the Purchaser. If the registration statement is not effective within 90 days, the Company will pay an amount equal to 2% of the Purchase Price of the Units on the 91st day and at the end of each 30-day period thereafter until the registration statement has been declared effective.

         2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to the Purchaser as follows:

                  2.1      Organization and Good Standing

     The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted.

                  2.2      Capitalization

    The authorized capital of the Company consisted of 50,000,000 shares of Common Stock, of which 16,654,428 shares were issued and outstanding as of December 31, 1997, of which none is treasury stock, and 10,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"), of which 3,000,000 shares were designated Series A Preferred Stock, of which none is issued and outstanding as of November 30, 1997; 2,500,000 shares were designated Series B Preferred Stock, of which none is issued and outstanding as of November 30, 1997; 366,000 shares were designated Series C Preferred Stock, of which none is issued and outstanding as of November 30, 1997; and 1,200,000 shares were designated Series D Preferred Stock, which shares may be issued pursuant to this Agreement. The number of outstanding shares of Common Stock and Preferred Stock has not materially changed since November 30, 1997. The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable.

                  2.3      Authorization

    The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Company does not, and the performance of its obligations hereunder will not, violate or conflict with any provision of the Company's Certificate of Incorporation or By-laws or any material agreement to which the Company is a party. All corporate action on the part of the Company required for the authorization, execution and delivery of this Agreement and the

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performance of its obligations hereunder, including the issuance and delivery of the Units, has been taken. This Agreement has been duly executed and delivered by the Company, and assuming due execution and delivery by the Purchaser, constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application
affecting   enforcement  of  creditors'  rights  generally  and  (ii)  equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

                  2.4      Valid Issuance of Series D Preferred D Stock

    The Series D Preferred Stock which is being purchased by the Purchaser hereunder is duly authorized and, when issued, sold and delivered in accordance with the terms hereof, will be duly and validly issued, fully paid and nonassessable, and, based upon the representations of the Purchaser in this Agreement, will be issued in compliance with the registration requirements of all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Series D Preferred Stock and upon the exercise of the Warrants is duly authorized and has been duly and validly reserved for issuance and, upon issuance to the Purchaser in accordance with the terms of the Series D Preferred Stock and the Warrants, will be duly and validly issued, fully paid and nonassessable, and issued in compliance with the registration requirements of all applicable federal and state securities laws or exemptions therefrom, as presently in effect, of the United States.

                  2.5      Governmental Consents

    Except for the filing of the Certificate of Designation with the Secretary of State of the State of Delaware and the filing of the Form 20 with the Securities Commission of Ontario, no consent, approval or authorization of, or designation, declaration or filing on the part of the Company with, any United States federal or state governmental authority or Nasdaq SmallCap Market or, to the best knowledge of the Company, with any foreign governmental authority, is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Units or the consummation of any other transaction contemplated hereby.

                  2.6      Offering

    Based upon the Purchaser's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Units as contemplated by this Agreement are exempt from the registration requirements of the Act, and neither the Company nor any authorized agent acting on its behalf has taken any action that would cause the loss of such exemption. The offer and sale of the Units is not a transaction (or any element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Act.


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                  2.7      Filings Under the Act and the Securities Exchange Act

     The Company has timely filed all reports and other documents required to be filed by it under the Act and the United States Securities Exchange Act of 1934, as amended (the "Exchange Act") for a period of at least twelve (12) months prior to the date hereof, and no such document, at the time it was filed, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading. There has been no material change in the Company since its last filing with the Securities and Exchange Commission.

                  2.8      Reporting Company; Nasdaq Listing

     The Company has registered its Common Stock pursuant to Section 12 of the Exchange Act and the Common Stock is listed and traded on the Nasdaq SmallCap Market.

                  2.9      Reservation of Common Stock

     The Company has reserved 2,579,835 shares of Common Stock for issuance upon exercise of all outstanding options and warrants.

         3.       REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

     The Purchaser hereby represents and warrants to the Company as follows:

                  3.1      Nature of Purchaser

                           [Insert]

                  3.2      Authorization

     Purchaser has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by the Purchaser, and assuming execution and delivery by the Company, constitutes a valid and legally binding obligation of the Purchaser enforceable in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally and (ii) equitable principles relating to the availability of specific performance, injunctive relief and other equitable remedies.

                  3.3      Accredited or Sophisticated Purchaser

      The Purchaser is an investor in securities of companies in the development stage and is able to fend for herself, can bear the economic risk of her investment and has such

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knowledge and experience in financial or business matters that she is capable of evaluating the merits and risks of the investment in the Units.

                  3.4      Economic Risk

     The Purchaser has carefully reviewed and understands the risks of, and other considerations relating to, a purchase of the Units and an investment in the Company. The Purchaser has such experience in business and financial matters that she is capable of evaluating the risks of her investment and determining the suitability of her investment. The Purchaser has received and has carefully read this Agreement. The Purchaser has consulted the Purchaser's own financial, legal and tax advisors with respect to the economic, legal and tax consequences of an investment in the Units and has not relied on the Company, its officers, directors, affiliates or professional advisors for advice as to such consequences.
                  3.5      Independent Investigation; Advertisements

     The Purchaser, in offering to purchase the Units hereunder, has relied solely upon an independent investigation made by the Purchaser and her representatives, if any, and has, prior to the date hereof, been given access to and the opportunity to examine all books and records of the Company, and all material contracts and documents of the Company. In making her investment decision to purchase the Units, the Purchaser is not relying on any oral or written representations or assurances from the Company or any other person or any representation of the Company or any other person other than as set forth in this Agreement, or on any information other than contained in the Company's public filings required under the Act and the Exchange Act. The Purchaser is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or presented at any seminar.

                  3.6      Investment for Own Account

     Except as otherwise indicated herein, the Purchaser is the sole party in interest as to his investment in the Company, and he is acquiring the Units (including, without limitation, the Series D Preferred Stock, the Common Stock issued upon conversion of the Series D Preferred or the exercise of a Warrant) for the Purchaser's own account and has no present agreement, understanding or arrangement to subdivide, sell, assign, transfer or otherwise dispose of all or any part of the Units (including, without limitation, the Series D Preferred Stock, the Common Stock issued upon the conversion of the Series D Preferred Stock or the exercise of a Warrant) subscribed for to any other person. The
Purchaser represents and warrants that he is purchasing the Units for his Registered Retirement Savings Plan, account number 550 98866 19.

                  3.7      No Government Recommendation or Approval


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     The Purchaser understands that no United States federal or state agency, or similar agency of any other country, has reviewed, approved, passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Units.


                  3.8      No Registration

     The Purchaser understands that the Units, the Common Stock and the Common Stock issued upon exercise of the Warrants have not been registered under the Act and are being offered and sold pursuant to Regulation D based in part upon the representations of the Purchaser contained herein.

                  3.9      No Sale in Violation of the Securities Laws

     The Purchaser covenants that she will not knowingly make any sale, transfer or other disposition of the Units in violation of the Act, the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated under any of the foregoing.

                  3.10     No Legal Advice from Company

     The Purchaser acknowledges that she has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with her own legal counsel. The Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to the investment or the transactions contemplated by this Agreement.


         4.       COMPLIANCE WITH SECURITIES LAWS; COVENANTS

                  4.1      Resales Subject to U.S. Securities Laws

     The Purchaser acknowledges that the Units have not been registered under the Act, and agrees to resell the Units, the Series D Preferred Stock and the Warrants included therein and any Common Stock issued upon conversion of the Series D Preferred Stock or the exercise of the Warrants, only in accordance with the provisions of Regulation D under the Act, pursuant to registration under the Act, or pursuant to an available exemption from such registration.

                  4.2      Legends

     Except as set forth in Section 4.5, the Certificates, the Warrants and any certificate representing shares of Common Stock issued upon conversion of the Series D Preferred Stock or the exercise of the Warrants before the Registration Effective Date shall bear in substance

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the following legend, as determined by the Company's counsel, which legend shall be removed following the Registration Effective Date:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

                  4.3      Further Restrictions on Transfer

     The Company shall not register any transfer of the Series D Preferred Stock or any Common Stock issued upon conversion of the Series D Preferred Stock or the exercise of a Warrant, not made in accordance with the provisions of Regulation D or other applicable registration or exemption under the Act, and shall not treat as the owner of such securities, or otherwise accord voting or dividend rights to, any transferee to whom such securities have been transferred in contravention of this Agreement; provided, however, that the foregoing provision shall not apply to the transfer of any Series D Preferred Stock or Common Stock if the certificates evidencing such securities bear no restrictive legend.

                  4.4      Stop Transfer Instructions

     Subject to Section 4.5, stop transfer instructions have been or will be provided to the Company's transfer agent to be placed on such transfer agent's books, records or other documents evidencing the Units so as to restrict the resale, pledge, hypothecation or other transfer thereof in accordance with the provisions hereof and the provisions of Regulation D promulgated under the Act.
                  4.5      Transferability of Common Stock

     At any time after the Registration Effective Date, if the Purchaser delivers a Notice of Conversion (substantially in the form of Exhibit C hereto) to the Company, the Company will issue or cause to be issued one or more certificates representing the shares of Common Stock without a restrictive legend upon conversion of the Series D Preferred Stock into shares of Common Stock in accordance with Section 6 of the Certificate of Designation authorizing the Series D Preferred Stock. The Company warrants that no instructions, other than those instructions for a stop transfer until the Registration Effective Date, have been or will be given to the transfer agent. The Company further warrants that the shares of Common Stock shall be otherwise freely transferable by the Purchaser to or for the account or benefit of a U.S. Person if such shares are registered under the Act or an exemption from the registration requirements of the Act is available.

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                  4.6      Delivery of Stock Certificates Upon Conversion

     As promptly as practicable on or after receipt of a Notice of Conversion and in any event within two (2) business days thereafter, the Company at its expense shall issue to the Purchaser or its nominee a certificate or certificates for the number of shares of Common Stock issuable upon such conversion and deliver such certificates forthwith thereafter. If the certificates are not delivered to the Purchaser or its nominee within five (5) business days of receipt of the Notice of Conversion, the Company will pay the Purchaser an amount equal to $500 per day for each delay above the initial two
(2) business days.

                  4.7      Other Offers of Convertible Securities

     The Company shall be permitted to issue and sell other convertible securities convertible into Common Stock; provided, that the purchaser of such convertible securities shall not be permitted to convert such convertible securities within the earlier of 120 days of the Closing Date or 30 days after the Additional Closing Date.

         5. CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING AND ADDITIONAL CLOSING.

    The obligations of the Purchaser under Section 1 of this Agreement are subject to the fulfillment on or before the Closing Date and the Additional Closing Date of each of the following conditions:

                  5.1      Representations and Warranties

    The representations and warranties of the Company contained in Section 2 shall be true in all material respects on and as of the Closing Date and the Additional Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date and the Additional Closing Date.

                  5.2      Performance

    The Company shall have, in all material respects, performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date and the Additional Closing Date.

                  5.3      Qualifications

    All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful

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issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing Date and the Additional Closing Date.

                  5.4      Opinion of Counsel

    The Company shall deliver to the Purchaser at the time of Closing an opinion letter from counsel to the Company, to the effect that (i) the Company is incorporated and validly existing under the laws of the State of Delaware; (ii) the issuance of the Series D Preferred Stock and the issuance of the Common Stock upon conversion of the Series D Preferred Stock or exercise of the Warrants have been duly approved by all required corporate action; (iii) the Series D Preferred Stock, upon payment therefor by Purchaser and delivery in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable; (iv) the Common Stock, upon issuance thereof upon conversion of the Series D Preferred Stock or exercise of the Warrant in accordance with the terms thereof, shall be validly issued and outstanding, fully paid and nonassessable; (v) the Common Stock issuable upon conversion of the Series D Preferred Stock or exercise of the Warrant has been reserved for issuance; (vi) each of the Agreement, the Registration Rights Agreement and the Warrant is the legal, valid, and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms; and (vii) based in part upon the representations and warranties of the Company and the Purchaser herein, the offer and sale of the Series D Preferred Stock and Common Stock underlying the Series D Preferred Stock and the Warrant to the Purchaser is exempt from the registration requirements of the Securities Act. With respect to the foregoing opinions concerning enforcement, counsel may add such qualifications as are consistent with general practice such as those relating to equitable remedies or bankruptcy.

                  5.5      Agreements

    The Company shall deliver to the Purchaser at the time of the closing (a) a Registration Rights Agreement in the form of the attached hereto Exhibit D, executed by the Company, (b) an Irrevocable Instructions to Transfer Agent, in the form attached hereto as Exhibit E, executed by the Company, (c) the Certificate of Designation certified by the Secretary of State of Delaware, and
(d) an officer's certificate respecting the matters set forth in Sections 5.1 and 5.2.


         6. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING AND ADDITIONAL CLOSING

    The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment on or before the Closing and Additional Closing of each of the following conditions:



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                  6.1 Representations and Warranties

     The representations and warranties of the Purchaser contained in Section 3 shall be true in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                  6.2      Payment of Purchase Price

     The Purchaser shall have delivered the Purchase Price and documents specified in Section 1 to the Closing Agent.

                  6.3      Qualifications

     All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                  6.4      Agreements

     The Purchaser shall deliver to the Company a certificate respecting the matters set forth in Section 6.1.

         7.       INDEMNIFICATIONS

                  7.1      Indemnification of the Company

     The Purchaser hereby agrees to indemnify the Company and its directors, officers, employees, agents, representatives and controlling persons (within the meaning of that term in Section 15 of the Act) for, and to hold each of them harmless against, all claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorney's fees and expenses) arising out of or in connection with any breach, or any alleged breach, of any representation or warranty of the Purchaser, or any covenant or agreement of the Purchaser set forth herein; provided, however, that the Purchaser will not be liable in any such case for claims, liabilities, damages, costs or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Company.

     The Company hereby agrees to indemnify the Purchaser for, and to hold the Purchaser harmless against, all claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorney's fees and expenses) arising out of or in connection with any breach, or any alleged breach, of any representation or warranty of the Company or any covenant or agreement of the Company set forth herein; provided, however, that the Company will not be liable in any such case for claims, liabilities, damages, costs or expenses that a court of competent jurisdiction shall have found in a final judgment to have arisen primarily from the gross negligence or willful misconduct of the Purchaser.

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                  7.2      Indemnification of the Closing Agent

     The Company agrees to indemnify the Closing Agent, its partners, employees, agents and representatives for, and to hold each of them harmless against, all claims, liabilities, damages, costs or expenses (including, without limitation, reasonable attorney's fees and expenses) arising out of or in connection with the performance of its obligations pursuant to Section 1.3 hereof.


         8.       MISCELLANEOUS

                  8.1      Survival of Representations and Warranties

     The representations and warranties of each party herein shall survive the Closing, notwithstanding any investigation or inquiry made by the other party.

                  8.2      Notices

     Any notice hereunder to or upon either party hereto shall be deemed to have been duly given for all purposes if (a) in writing and sent by (i) messenger or an overnight courier service against receipt, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by telegram, facsimile, telex or similar electronic means, provided that a written copy thereof is sent on the same day by postage paid first-class mail, to such party at the following address:

                  To Purchaser:      at its address set forth on the signature
                                     page hereof

                  With a copy to:    [Insert]

                  To the Company at: 18872 MacArthur Boulevard, Suite 300
                                     Irvine, California 92612 U.S.A.
                                     Attn: President
                                     Fax:  (714) 442-4404

                  With a copy to:    Parker Chapin Flattau & Klimpl, LLP
                                     1211 Avenue of the Americas
                                     New York, NY 10036-8735 U.S.A.
                                     Attn: Martin Eric Weisberg, Esq.
                                     Fax:  (212) 704-6288

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section. The date of giving of any such notice shall be, in the case of clause (a)(i) and the Notice of Conversion, the date of the receipt; in the case of

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clause (a)(ii),  five business days after such notice or demand is sent; and, in the case of clause (b), the business day next following the date such notice is sent.

                  8.3      Amendment

     Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective, unless in writing and signing by or on behalf of the parties hereto.

                  8.4      Waiver

     No course of dealing or omission or delay on the part of either party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of any such right. No waiver of any provision hereof shall be effective, unless in writing and signed by or on behalf of the party to be charged therewith. No waiver shall be deemed a continuing waiver or waiver in respect of any other or subsequent breach or default, unless expressly so stated in writing.
                  8.5      Governing Law

     This Agreement shall be governed by, and interpreted and enforced in accordance with, the laws of the State of New York without regard to principles of choice or conflict of laws.

                  8.6      Jurisdiction

     Each of the parties hereto hereby irrevocably consents and submits to the jurisdiction of the Supreme Court of the State of New York and the United States District Court for the Southern District of New York in connection with any suit, action or other proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, waives any objection to venue in the County of New York, State of New York, or such District and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided by clause (a)(ii) of
Section 8.2.

                  8.7      Remedies

     In the event of any actual or prospective breach or default by either party hereto, the other party shall be entitled to equitable relief, including remedies in the nature of rescission, injunction and specific performance. All remedies hereunder are cumulative and not exclusive, and nothing herein shall be deemed to prohibit or limit either party from pursuing any other remedy or relief available at law or in equity for such actual or prospective breach or default, including the recovery of damages.


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                                     - 13 -

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                  8.8      Severability


     The provisions hereof are severable, and in the event that any provision of this Agreement shall be determined to be invalid or unenforceable in any respect by a court of competent jurisdiction, the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any invalid or unenforceable provision shall be deemed, without further action on the part of the parties hereto, amended and limited to the extent necessary to render the same valid and enforceable.

                  8.9      Counterparts

          This Agreement may be executed in counterparts, each of which shall be deemed an original and which together shall constitute one and the same agreement.

                  8.10     Further Assurances

     Each party hereto covenants and agrees promptly to execute, deliver, file or record such agreements, instruments, certificates and other documents and to perform such other and further acts as the other party hereto may reasonably request or as may otherwise be necessary or proper to consummate and perfect the transactions contemplated hereby.

                  8.11     Assignment

     This Agreement, and each right, interest and obligation hereunder, may not be assigned by either party hereto without the prior written consent of the other party hereto, and any purported assignment without such consent shall be void and without effect.

                  8.12     Binding Effect

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not intended, and shall not be deemed, to create or confer any right or interest for the benefit of any person not a party hereto.

                  8.13     Titles and Captions

     The titles and captions of the Articles and Sections of this Agreement are for convenience of reference only, and do not in any way define or interpret the intent of the parties or modify or otherwise affect any of the provisions hereof.


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                                     - 14 -

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                  8.14     Grammatical Conventions

     Whenever the context so requires, each pronoun or verb used herein shall be construed in the singular or the plural sense, and each capitalized term defined herein and each pronoun used herein shall be construed in the masculine, feminine or neuter sense.

                  8.15     No Presumptions

     Each party hereto acknowledges that it has participated, with the advice of counsel, in the preparation of this Agreement. No party hereto is entitled to any presumption with respect to the interpretation of any provision hereof or the resolution of any alleged ambiguity herein based on any claim that the other party hereto drafted or controlled the drafting of this Agreement.

                  8.16     Incorporation by Reference

     The Exhibits hereto are an integral part of this Agreement and are incorporated in their entirety herein by this reference.


     IN WITNESS WHEREOF, the Company and the Purchaser, by their respective duly authorized officers, have duly executed this Agreement on the date set forth in the Preamble hereto.

                                     STARBASE CORPORATION

                                     By:_________________________________
                                           Name:
                                           Title:

Number of Units Purchased: ________    PURCHASER:

Purchase Price:  $_____________        _____________________________________
                                           [Name]

                                        Address of Purchaser:


Name and address of Nominee (if any):



Address for Notices (if different):





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                                     - 15 -

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                                    EXHIBIT A

                           CERTIFICATE OF DESIGNATION



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                                     - 16 -

                                    EXHIBIT B

                                 FORM OF WARRANT


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                                     - 17 -

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                                    EXHIBIT C

                              NOTICE OF CONVERSION


                                                _______________ ___, 19__



StarBase Corporation                     American Stock Transfer & Trust Company
18872 MacArthur Boulevard, Suite 300     40 Wall Street
Irvine, California 92612                 New York, New York 10005
Attn.: Finance Department                Attn.: Herbert Lemmer

Parker Chapin Flattau & Klimpl, LLP
1211 Avenue of the Americas
New York, New York 10036
Attn.: Martin Eric Weisberg, Esq.


         The undersigned, ________________ (the "Holder") hereby gives notice that it wishes to convert _____________ shares of Series D Preferred Stock (the "Shares") of StarBase Corporation (the "Issuer") held by it into the number of shares of Common Stock of the Issuer stated below, which have been reserved for issuance upon such conversion.

         Number of shares of Common Stock to be issued: ________________

         In accordance with the Irrevocable Instructions to Transfer Agent dated January __, 1998, please issue the Shares within two (2) business days of receipt of this Notice of Conversion as follows:

                           Name:            ___________________
                           Address:         ___________________
                                            ___________________

                           Deliver to:      ___________________


                                            [Holder]



                                            By: _____________________________
                                                  Name:
                                                  Title:


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                                     - 18 -

                                    EXHIBIT D

                          REGISTRATION RIGHTS AGREEMENT



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                                     - 19 -

                                    EXHIBIT E

               FORM OF IRREVOCABLE INSTRUCTIONS TO TRANSFER AGENT


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                                     - 20 -

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